Geeknet Announces Plans to Conduct Review of Strategic Alternatives for Online Media Business

FAIRFAX, Va., May 11, 2012 /PRNewswire/ -- Geeknet, Inc. (Nasdaq:GKNT), the online network for the global geek community, today announced that its Board of Directors has authorized the Company and its advisors to explore strategic alternatives with respect to its online media business, including the SourceForge, Slashdot and Freecode websites. The Company and its advisors will evaluate a range of options to maximize shareholder value, including, but not limited to, a potential sale of the Company's online media business, investing additional capital to expand the online media business, or other possible transactions involving the online media business.

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Ken Langone, Chairman and CEO of Geeknet, stated, "After much discussion, our management team and Board of Directors have decided to begin a formal review of our media business to realize the full potential of these valuable assets and maximize shareholder value. With more than 46 million total unique visitors last month, our media properties have a large community of engaged users and we are committed to creating the best online experience for them."

In making the announcement, the Company stated there can be no assurance that the exploration of strategic alternatives will result in any transaction. The Company undertakes no obligation to make any further announcements regarding the exploration of strategic alternatives unless and until a final decision is made.

The Company has retained DeSilva+Phillips Corporate Finance LLC as its financial advisor to assist with the strategic review. Wachtell, Lipton, Rosen & Katz serves as the legal advisor to Geeknet.

About Geeknet, Inc.
Geeknet is home to some of the best-known brands in the geek universe, and is the online network for the global geek community. We serve an audience of approximately 50 million users* each month and provide the tech-obsessed with content, culture, connections, commerce, and all the things that geeks crave. Want to learn more? Check out geek.net.

* Source: Google Analytics and Omniture, March 2012

Geeknet is a trademark of Geeknet, Inc. SourceForge, Slashdot, ThinkGeek, and Freecode are trademarks of Geeknet, Inc. in the United States and other countries. All other trademarks or product names are property of their respective owners.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding potential exploration of strategic alternatives for our online media business. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: success in designing and offering innovative online advertising programs; decreases or delays in online advertising spending, especially in light of current macroeconomic challenges and uncertainty; actions taken by shareholders in respect of the exploration of strategic alternatives, the possible effect of the exploration of strategic alternatives on our businesses; our ability to achieve and sustain higher levels of revenue; our ability to protect and defend our intellectual property rights; rapid technological and market change; unforeseen expenses that we may incur in future quarters; and competition with, and pricing pressures from larger and/or more established competitors. Investors should consult our filings with the Securities and Exchange Commission, sec.gov, including the risk factors section of our Annual Report on Form 10-K for the year ended December 31, 2011 and Form 10-Q for the quarter ended March 31, 2012, for further information regarding these and other risks of our business. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we do not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

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CONTACT: Investor Relations, Todd Friedman of The Blueshirt Group, +1-415-217-7722, GKNT@blueshirtgroup.com